EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT, dated this 1st day of January, 1997, is entered into by and between Latin American Casinos, Inc., a Delaware corporation ("Employer") and Lloyd Lyons ("Employee").
                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Employer desires to retain the services of Employee upon the terms and conditions stated herein, and

         WHEREAS, Employee desires to be employed by Employer upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

         1. Employment Term. Employer herewith employs Employee as Chairman of the Board of Directors and Chief Executive Officer of Employer for a period of five years from the date hereof. This Agreement shall continue in effect for annual renewal periods subsequent to the aforementioned 5 year period, provided that this Agreement may be cancelled effective at the end of either the aforementioned 5 year period or any annual renewal period subsequent to such 5 year period, by either party by giving notice to the other delivered at least one hundred and twenty (120) days before the end of such period.

         2. Duties. Employee's executive duties shall involve the supervision and operation of the Employer's business and such other executive duties as may be determined by the Board of Directors. The Employee shall devote all of his working time, attention and energies to the business of the Employer, but shall not be precluded from engaging in other


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activities,  or  investments,  that do not affect his required  attention to the
Employer's business.

         3.       Compensation.
                  -------------
                  (a) The Employer shall pay to the Employee, the following compensation as his Base Salary per annum for his services to be rendered hereunder the sum of $275,000 from the effective date hereof until December 31, 1997. Employee's base annual salary shall automatically increase by $25,000 per annum each year throughout the term of this Agreement, including any renewals hereof.

                  (b) Beginning on January 1, 1998 through the termination of this Agreement, the Employee shall receive from the Employer an adjustment in the Base Salary to reflect (increases but not decreases) in the Consumer Price Index. Such amount shall be calculated as follows:

                           (i)      Definitions:   For  the   purpose   of  this
                  Paragraph, the following definitions shall apply:

                                    (A) The term "Base Year" shall mean the full
                           calendar year of 1997.

                                    (B) The term  "Price  Index"  shall mean the
                           'Consumer Price Index' published by the Bureau of Labor Statistics of the U.S. Department of Labor-All Items for all Urban Consumers (presently denominated "CPI-U") 1967 Base = 100, or a successor or substitute index appropriately adjusted. (ii) The term "Price Index for the Base Year" shall mean the average of the monthly Price Indexes for each of the 12 months of the Base Year.

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                           (iii)  Effective  as of  January  1,  1998  and  each
                  succeeding January 1 thereafter throughout the term of this Agreement, there shall be made a cost of living adjustment of the Base Salary payable hereunder. The adjustments shall be based on such percentage difference between the Price Index for the preceding month of September and Price Index for the Base Year.

                           (iv) In the event the Price Index for December in any
                  calendar year during the term of this Agreement reflects a change from the Price Index for the Base year, then the Base Salary herein provided to be paid as of the first full week in January following such month of December (unchanged by any adjustments under this Paragraph) shall be multiplied by the percentage difference between the price Index for December and the Price Index for the Base Year, and the resulting sum shall be added to or subtracted from such Base Salary effective as of such first full week in January. Said adjusted Base Salary shall thereafter be payable hereunder, in equal installments with the Base Salary, until it is readjusted pursuant to the terms of this Agreement. In no event shall the Base Salary be reduced as a result of the application of this paragraph (b).


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         4.       Bonus.  Payment of a bonus shall be left to the  discretion of the Board of Directors.

         5. Reimbursement of Expenses. Employee shall be entitled to reimbursement for all reasonable actual out-of-pocket business related expenses incurred by him which shall be substantiated. Further, Employee shall be entitled to a non-accountable expense allowance not to exceed three thousand five hundred dollars ($3,500) per month, increasing each successive year by five hundred dollars ($500) per month, throughout the term of this Agreement, including any renewal periods hereof.

         6. Automobile. Employer shall provide employee with an automobile of Employee's choice from Company inventory. Employee shall be entitled to reimbursement for all reasonable business related costs directly associated with the operation and maintenance of such automobile including fuel and repairs.

         7.       Benefits; Insurance; Legal Expenses.

                  (a) Employee shall be entitled to participate in all benefit programs of Employer offered generally to employees and/or to officers and directors on the same basis as other employees of the Employer.

                  (b) Employee shall be entitled to participate in all insurance programs of Employer, and shall be provided the following minimum insurance coverage:

                           (i)      major  medical  insurance  for  him  and his
                  dependents,   together   with  basic   hospital/medical   care
                  insurance such as Blue Cross and Blue Shield; and

                           (ii) indemnification insurance for acts committed within the scope of

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                  employment, if available.

                  (c) In addition to insurance coverage provided for all employees of the Employer, due to his extensive travel in Latin America, the Employer shall provide insurance coverage for the Employee for (i) long-term health care and (ii) any and all losses, injuries or other damages suffered as a result of kidnapping.

                  (d) In addition to any right of indemnification that the Employee has or may have pursuant to applicable state law, or articles of incorporation or by-laws of the Employer, the Employer agrees to pay and advance all expenses incurred or to be incurred by the Employee, including reasonable attorneys fees and disbursements, in connection with the defense by the Employee of any and all litigation or adversary proceedings commenced during the term of this Agreement, unless otherwise prohibited by law. Notwithstanding the foregoing, in the event that a court of competent jurisdiction has found that the Employee has committed fraud with respect to the Employer or any other intentional tort wherein the employee has procured a pecuniary benefit at the expense of the Employer, then this subparagraph 7(b) shall be void, and the Employee shall reimburse the Employer for all expenses advanced hereunder.

         8. Hours of Vacation. Employee shall work full time and shall be entitled to four weeks paid vacation per year.

         9. Takeovers, Mergers, etc. In the event of either a merger, consolidation, sale or conveyance of substantially all of the assets of the Employer or sale of either majority or plurality control by one or more of the controlling stockholders of the Employer, which results in the discharge of the Employee, then in such event, Employer shall pay to Employee

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a sum of money equal to (i) 200% of the sum of the balance of payments remaining through the term of this Agreement for Base Salary together with adjustments made to date as stated in Paragraph 3 hereof, and (ii) 200% of the sums of all other monies paid to the Employee pursuant to the terms of this Agreement during

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the last 12 months  prior to such event times the number of years  remaining  on the term at this Agreement, within 30 days of such event.

         10.      Disability.
                  -----------
                  (a) In the event Employee should die or become permanently disabled as that term is hereinafter defined, his employment shall terminate immediately provided, however, that the Corporation shall continue to pay the annual Base Salary of such Employee as adjusted in accordance with paragraph 3 hereof on a monthly basis for twenty-four (24) months to the Employee, or in the event of his death, to his spouse, or if she should predecease him, to his estate.

                  (b) The term "permanently disabled" shall mean the inability to perform the duties required to be performed hereunder for a period of 90 days within any 365 day period.

         11.      Discharge.
                  ----------
                  (a) Employee may not be discharged except for cause. In the event of a dismissal for cause, Employee shall be entitled to a statement setting forth the nature of the cause alleged and the facts which constitute such cause.

                  (b) The meaning of the term "cause", for the purposes of this paragraph, shall be defined to mean a breach of fiduciary obligation to the Employer.

         12.      Covenant not to Compete.
                  ------------------------
                  (a) The Employee covenants and agrees that during the term of this Agreement and until one year after the termination of his employment with the Employer, he shall not directly or indirectly:

                           (i) Compete with or be engaged in the same business as the

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                  Employer  or  any  parent,  subsidiary,  or  affiliate  of the
                  Employer, or employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any
                  business  or   organization   which,   at  the  time  of  such
                  termination, directly or indirectly competes with or is engaged in the same business as the Employer or any parent, subsidiary, or affiliate of the Employer within a 100 mile radius of any office maintained by the Employer, except that, in each case, the provisions of this section will not be deemed breached merely because the Employee owns no more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market; or

                           (ii) solicit in connection with the same business as the Employer, any customer of the Employer who was at any time during the term of this Agreement, a customer of the Employer.

                  (b) Notwithstanding anything to the contrary, in the event that the Employer terminates this Agreement in accordance with the terms of paragraph 1 hereof or in the event Employee is discharged as a result of a hostile take over, then the terms of this paragraph 12, "Covenant Not to Compete", shall not be enforced.

                  (c) If any term of this paragraph 12, "Covenant Not to Compete" is found by any court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court, as reasonable, and as so


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amended, shall be fully enforceable.

         13.      No Waiver.        The  failure  of any of the  parties  hereto
enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto an no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         15.      Governing Law.    This    Agreement    shall   be   construed,
interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreements to be wholly performed therein.

         16.      Binding Effect.   This  Agreement  shall bind and inure to the
benefit of the parties, their successors and assigns.

         17. Attorney's Fees. In the case that litigation should arise pertaining to this Agreement or any portion thereof, the party which shall be entitled to receive reasonable attorney's fees resulting therefrom.

         18.      Assignment and Delegation of Duties.   This  Agreement may not
be assigned by the parties hereto. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

         19. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms of provisions hereof.


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         20.      Notices.          Any  Notice  under  the  provisions  of this
Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

         21.      Unenforceability; Severability.   If any  provision  of  this
Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

         22.      Counterparts.   This  Agreement  may be  executed  in one or
more counterparts, all of which shall be deemed to be duplicate originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

EMPLOYER:                                                  EMPLOYEE:

Latin American Casinos, Inc.


BY:   /s/ Donald D. Schiffour                                   /s/ Lloyd Lyons
   -----------------------------------                        ------------------
   Donald D. Schiffour                                        Lloyd Lyons
   Vice-President and Chief Financial Officer



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